[LETTERHEAD OF VENABLE LLP]

October 15, 2007

Keeley Funds, Inc.
401 South LaSalle Street
Suite 1201
Chicago, Illinois 60605

Re:	Registration Statement on Form N-1A:
1933 Act File No.: 333-124430
1940 Act File No.: 811-21761

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference in Post-Effective Amendment No. 8 to the above-referenced Registration Statement of our opinion to Keeley Funds, Inc., dated August 14, 2007, previously filed as an exhibit to Post-Effective Amendment No. 7 to the above-referenced Registration Statement.

     In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Venable LLP